Exhibit 99.1

Cadrenal Therapeutics Provides Fourth Quarter 2023 Corporate Update

PONTE VEDRA, Fla., March 11, 2024 — Cadrenal Therapeutics, Inc., (Nasdaq: CVKD), a biopharmaceutical company developing tecarfarin, a late-stage novel oral and reversible anticoagulant (blood thinner) designed to prevent heart attacks, strokes and deaths due to blood clots in patients with rare cardiovascular conditions, today provided a corporate update in connection with the filing of its Annual Report on Form 10-K for the year ended December 31, 2023.

Recent Highlights

●	Expanded focus for tecarfarin development beyond end-stage kidney disease (ESKD) with atrial fibrillation (AFib), to include patients with implanted medical devices such as left ventricular assist devices (LVADs) for heart failure as well as for the treatment of patients with antiphospholipid syndrome (APS) who require chronic anticoagulation. These two new potential rare medical conditions increase the total addressable market for tecarfarin in excess of $2 billion in the U.S. annually.

●	Engaged The Sage Group to assist the company in exploring strategic partnerships, co-development, and licensing agreements for tecarfarin.

●	Appointed Jeff Cole to the newly created position of Chief Operating Officer, responsible for the Company's manufacturing and supply chain operations, intellectual property, commercialization strategies, and supporting partnering activities for tecarfarin.

●	Engaged pharmaceutical contract development and manufacturing organizations (CDMOs) to supply active pharmaceutical ingredients (API) and clinical trial materials.

●	Highlighted recent peer-reviewed article in the Journal of the American College of Cardiology (JACC) titled, "When Direct Oral Anticoagulants Should Not Be Standard Treatment" by Antoine Bejjani, MD, et.al examined the numerous medical conditions where direct oral anticoagulants (DOACs), such as Eliquis, Xarelto, Pradaxa, and Savaysa, should not be prescribed.

o	The article is consistent with the evolving evidence documenting the need for improved VKA-based anticoagulant therapy. Tecarfarin is the only new molecular entity (NME) that has been developed specifically to address this need.

●	Q4 2023 operating expenses (excluding non-cash items) totaled $1,160,000.

●	Cash used in operating activities totaled $694,000 during Q4 2023.

●	As of December 31, 2023, cash balances were $8.5 million.

Recent Reports and Presentations

●	Noble Capital Markets initiated equity research coverage on the Company with an "Outperform" rating and a price target of US$4.00 per share. The full report by Noble Capital Markets Senior Life Sciences Analyst Robert LeBoyer can be obtained from https://www.channelchek.com/research-reports/26351.

●	Douglas Losordo, M.D., Chief Medical Officer of Cadrenal, participated in a fireside chat moderated by Joe Pantginis, Ph.D., Managing Director of Research at H.C. Wainwright & Co., at the Lytham Partners 2024 Investor Select Conference. The webcast can be accessed HERE.

●	Company presented at Biotech Showcase™ 2024, alongside the J.P. Morgan 42nd Annual Healthcare Conference.

●	Participated in the Technology and Heart Failure Therapeutics Conference (THT 2024), which is produced by the Cardiovascular Research Foundation (CRF).

●	Filed updated corporate slide presentation in January 2024 highlighting the opportunity for tecarfarin.

Quang Pham, Founder, Chairman and Chief Executive Officer of Cadrenal Therapeutics, commented, “We believe there is a significant unmet need and market opportunity for tecarfarin in patients with rare cardiovascular conditions requiring chronic anticoagulation. Specifically, there is a lack of approved anticoagulation therapies for patients with left ventricular assist devices (LVADs), patients with end-stage kidney disease (ESKD) and atrial fibrillation (AFib), and patients with thrombotic anti-phospholipid syndrome (APS).”

“During the past year, an increasing number of industry articles and presentations have concurred with our positioning, which we believe enhances our opportunity from both a regulatory and commercial perspective. We have enhanced our intellectual property protection through the application and receipt of orphan drug designations, which provides for 7 years of market exclusivity, engaged industry leaders to explore strategic partnerships, co-development and licensing agreements for tecarfarin, and have expanded our manufacturing and supply chain capabilities in preparation of an expected pivotal trial. These activities pave the way for what we believe will be an exciting year for Cadrenal.”

ABOUT CADRENAL THERAPEUTICS, INC.

Cadrenal Therapeutics is developing tecarfarin for unmet needs in anticoagulation therapy. Tecarfarin is a late-stage novel oral and reversible anticoagulant (blood thinner) to prevent heart attacks, strokes, and deaths due to blood clots in patients with rare cardiovascular conditions. Tecarfarin has orphan drug and fast track designations from the FDA for the prevention of systemic thromboembolism (blood clots) of cardiac origin in patients with end-stage kidney disease (ESKD) and atrial fibrillation (AFib). Cadrenal is also pursuing additional regulatory strategies for unmet needs in anticoagulation therapy for patients with left ventricular assist devices (LVADs) and those with thrombotic antiphospholipid syndrome (APS). Tecarfarin is specifically designed to leverage a different metabolism pathway than the oldest and most commonly prescribed Vitamin K Antagonist (warfarin). Tecarfarin has been evaluated in eleven (11) human clinical trials and more than 1,000 individuals. In Phase 1, Phase 2, and Phase 2/3 clinical trials, tecarfarin has generally been well-tolerated in both healthy adult subjects and patients with chronic kidney disease. For more information, please visit: www.cadrenal.com.

Safe Harbor Statement

Any statements contained in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include statements regarding the two new potential rare medical conditions increasing the total addressable market for tecarfarin to in excess of $2 billion in the U.S. annually, exploring strategic partnerships, co-development, and licensing agreements for tecarfarin, there being a significant unmet need and market opportunity for tecarfarin in patients with rare cardiovascular conditions requiring chronic anticoagulation, the increasing number of industry articles and presentations having concurred with the Company’s positioning, enhancing the Company’s opportunity from both a regulatory and commercial perspective, engaging industry leaders to explore strategic partnerships, co-development and licensing agreements for tecarfarin, 2024 being an exciting year . The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, the ability to enter into strategic partnerships, the ability to treat patients with rare cardiovascular conditions requiring chronic anticoagulation with tecarfarin, the ability to enhance the Company’s opportunity from both a regulatory and commercial perspective and the other risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Cadrenal Therapeutics:
Matthew Szot, CFO
858-337-0766
press@cadrenal.com

Investors:
Lytham Partners, LLC
Robert Blum, Managing Partner
602-889-9700
CVKD@lythampartners.com

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